UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

November 27, 2017

Brocade Communications Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-25601	77-0409517
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Holger Way

San Jose, CA 95134-1376

(Address of principal executive offices, including zip code)

(408) 333-8000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Events.

1.375% Convertible Senior Notes due 2020 (the “Notes”)

On November 27, 2017, Brocade Communications Systems, Inc., a Delaware corporation (the “Company”), delivered a supplement (the “Supplement”) to its Notice of Merger Event and Supplemental Indenture; Notice of Make-Whole Fundamental Change; and Fundamental Change Company Notice (the “Notice”) previously delivered to Wells Fargo Bank, National Association (“Wells Fargo”), and to the holders of the Notes on November 17, 2017. A copy of the Notice was filed as Exhibit 99.1 to the Company’s Current Report on Form 8-K, filed on November 17, 2017. The sole purpose of the Supplement is to implement a de minimis correction to the calculations of the Base Conversion Rate and the Make-Whole Conversion Rate (each as defined in the Notice) relating to the conversion rights under the Notes.

Specifically, the Supplement specifies that the Base Conversion Rate is equal to 63.7093 shares of Common Stock (as defined in the Notice) per $1,000 principal amount of Notes (increased from 63.7088 shares of Common Stock as set forth in the original Notice) and the Conversion Rate (as defined in the Indenture) applicable to Notes that are surrendered for conversion during the Make-Whole Fundamental Change Period (as defined in the Indenture) is equal to 16.1242 shares of Common Stock per $1,000 principal amount of Notes (increased from 16.1043 shares of Common Stock as set forth in the original Notice) to yield a Conversion Rate of 79.8335 shares of Common Stock per $1,000 principal amount of Notes (increased from 79.8131 shares of Common Stock as set forth in the original Notice). Accordingly, the total amount of consideration to be paid for each $1,000 principal amount of Notes surrendered for conversion during the Make-Whole Fundamental Change Period is expected to be $1,017.8771 in cash (increased from $1,017.6170 as set forth in the original Notice).

The underlying calculations are available to holders on the Company’s website at http://www.brocade.com/en/about-us.html.

The foregoing is only a brief description of the Supplement and is qualified in its entirety by reference to the Supplement, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

4.625% Senior Notes due 2023 (the “Senior Notes”)

The Company has provided a notice to Wells Fargo, as the trustee of the Senior Notes, calling all outstanding Senior Notes for redemption on January 16, 2018 in accordance with the terms of the Senior Notes and the related indenture governing such Senior Notes.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Supplement to the Notice of Merger Event and Supplemental Indenture; Notice of Make-Whole Fundamental Change; and Fundamental Change Company Notice, dated November 27, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROCADE COMMUNICATIONS SYSTEMS, INC.

By:	/s/ Thomas H. Krause, Jr.
Thomas H. Krause, Jr. Chief Financial Officer and Secretary

Date: November 27, 2017